Exhibit 15.1

DAVIDSON & COMPANY LLP

A Partnership of Incorporated Professionals

Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of Horizon Industries Ltd. of our report dated May 30, 2007 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

“DAVDISON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

October 3, 2007

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A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172